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Allied Capital Lending Corporation
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
June 30, 1996

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                                                        For the Three Months Ended                      For the Six Months Ended
                                                                  June 30,                                       June 30,
                                                    ------------------------------------             ------------------------------
                                                           1996            1995                            1996           1995
                                                    ------------------------------------             ------------------------------
Primary Earnings Per Common Share:

    Net Increase in Net Assets Resulting
       from Operations                                  $1,146,000      $1,248,000                      $2,476,000      $2,593,000
                                                    ====================================             ==============================


    Weighted average number of
       shares outstanding                                4,548,971       4,377,334                       4,469,063       4,377,334

    Weighted average number of
       shares issuable on exercise
       of outstanding stock options                              -               -                               -               -
                                                    ------------------------------------             ------------------------------

    Weighted average number of shares and
       share equivalents outstanding                     4,548,971       4,377,334                       4,469,063       4,377,334
                                                    ====================================             ==============================



    Earnings per Share                                       $0.25           $0.29                           $0.55           $0.59
                                                    ====================================             ==============================


Fully Diluted Earnings Per Common Share:

     Net Increase in Net Assets Resulting
        from Operations                                 $1,146,000      $1,248,000                      $2,476,000      $2,593,000
                                                    ====================================             ==============================

     Weighted average number of
        shares and share equivalents
        outstanding as computed for
        primary earnings per share                       4,548,971       4,377,334                       4,469,063       4,377,334

     Weighted average of additional
        shares issuable on exercise
        of outstanding stock options                             -               -                               -               -
                                                    ------------------------------------             ------------------------------

     Weighted average of shares and
        share equivalent outstanding, as adjusted        4,548,971       4,377,334                       4,469,063       4,377,334
                                                    ====================================             ==============================


     Earnings per Share                                      $0.25           $0.29                           $0.55           $0.59
                                                    ====================================             ==============================
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